Exhibit 99.1

C Media Completes Phase 2 Strategic Investment of
Final $19 Million USD in YOU On Demand
- YOU On Demand Announces Changes to Its Board of Directors -

(New York, NY, 2/3/2014) — YOU On Demand Holdings, Inc.(NASDAQ:YOD) ("YOU On Demand" or "the Company"), a leading multi-platform entertainment and Video On Demand company in China, announced today that C Media Limited (“C Media”), a leading mobile video service provider in China, and certain additional investors, have invested USD $19 million in the Company in exchange for shares of the Company’s Series E Convertible Preferred Stock (“Series E Shares”). C Media’s purchase of Series E Shares represents the second phase of C Media’s strategic investment in YOU On Demand. The aggregate amount of C Media’s investment in the Company, including its first phase investment, interim contribution, and second phase investment (together with the other purchasers of Series E Shares), is USD $25 million.

C Media completed the first phase of its investment in the Company in July 2013 with the purchase of $4 million of shares of the Company’s Series D Preferred Stock, which converted automatically into Series E Shares at the closing of its second phase investment in the Company on January 31, 2014. Further information regarding the first phase of C Media’s investment in the Company can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2013.

Between the first phase of C Media’s investment in YOU On Demand in July 2013, and its second phase investment in the Company on January 31, 2014, C Media contributed USD $2 million to the Company in exchange for a Promissory Note from the Company with the same principal amount. The outstanding principal and interest on this Note converted automatically into Series E Shares upon closing of C Media’s second phase investment. Details of the $2 million Note and related transactions can be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2013.

Chardan Capital Markets, LLC (www.chardancm.com) acted as the sole placement agent for the sale and purchase of all of the Series E Shares issued and sold by the Company on January 31, 2014.

Commenting on this expansion of C Media’s strategic investment in YOU On Demand, Mr. Xuesong Song, co-founder, Chairman, CEO and the largest shareholder of C Media said, “The YOU On Demand team, led by Chairman Shane McMahon and CEO Weicheng Liu, continues to make significant progress in building their organization into a world-class, multi-platform entertainment content company. Their recent expansion into mobile, backed by a key distribution agreement with Huawei, underscores that the Company remains uniquely positioned to capitalize on China’s fast-growing demand for access to quality entertainment anywhere, anytime. As a significant investor in YOU On Demand, C Media looks forward to continuing to utilize our mobile industry expertise and wealth of industry relationships to further support YOD’s future success.”

Shane McMahon, Chairman of YOU On Demand, stated, “We are excited that C Media has elected to significantly expand their strategic investment in YOU On Demand and fully fund the Company for the foreseeable future. In addition to providing us with funding to assist our Company at this important inflection point in our corporate evolution, we also look forward to continuing to benefit from Mr. Song’s tremendous experience and success doing business in China, as well as C Media’s mobile industry expertise. With C Media’s ongoing support, we will continue YOU On Demand’s mission to provide consumers with the best and highest quality entertainment experiences across a wide array of user-friendly platforms.”

As per the terms of the strategic investment by C Media, YOU On Demand today announced that, effective upon the closing of C Media’s second phase investment in the Company on January 31, 2014, Michael Jackson and Michael Birkin resigned from its board of directors and the size of the board was expanded to seven members. Mr. Jin Shi, Mr. Clifford Higgerson and Mr. Arthur Wong were appointed to fill the vacancies. The professional experience of each of these new members of the Company’s board is described briefly below.

"We are honored to have, Mr. Shi, Mr. Higgerson and Mr. Wong join our Board of Directors," said Shane McMahon, Chairman of YOU On Demand. "All three are highly accomplished executives in their respective fields and their collective experience will be invaluable in helping to shape and grow YOU On Demand. The Board of Directors and the management of the Company would like to thank Mr. Birkin and Mr. Jackson for their considerable contributions and wish them much success in their future endeavors.”

Mr. Jin Shi has been a managing partner of Chum Capital Group Limited since 2007, a merchant banking firm that invests in Chinese growth companies and advises them on financings, mergers & acquisitions and restructurings. He is also the independent director of Pingtan Marine Enterprise Limited, one of the largest deep-sea fishing companies in China. From 2011 through 2013, Mr. Shi served as the chief executive officer and a director on the board of China Growth Equity Investment Limited, which acquired Pingtan Marine Enterprise Limited in February 2013. From 2010 through 2011, he served as the vice-chairman and a director of the board of China Growth Equity Investment Limited.

From 2006 through 2009, Mr. Shi served as the chief executive officer and a director of the board of ChinaGrowth North Acquisition Corporation, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China. From 2006 through 2009, Mr. Shi also served as the chief financial officer and a director of the board of ChinaGrowth South Acquisition Corporation, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately-owned newspaper aggregator and operator in China. Mr. Shi has also been the chairman of Shanghai RayChem Industries Co., Ltd., a research & development based active pharmaceutical ingredient producer, since he founded the company in 2005. He is also the president of PharmaSource Inc., a company he founded in 1997.

Mr. Shi received an EMBA from Guanghua School of Management, Peking University and a BS degree in Chemical Engineering from Tianjin University.

Mr. Cliff HIggerson has more than 35 years of experience in research, consulting, planning and venture investing. Combining the market insight of an analyst with a keen ability to identify blockbuster technologies early in their development, Mr Higgerson has backed some of the most successful companies in the communications industry. He focuses his investments on telecommunications with an emphasis on carrier systems and equipment. Recent investments and board seats include Geronimo Energy, CafeX, MCT Technology, Ormet , Xtera , Juntos and California Medical Weight Management. Prior to investments include such industry leaders as Advanced Fibre Communications (NASDAQ: AFCI); America Online; Ciena (NASDAQ; CIEN); Digital Island (acquired by Cable & Wireless); Digital Microwave, now Stralex Networks (NASDAQ: STXN); Tellabs (NASDAQ: TLAB); MCI (NASDAQ: MCIP); Octel (NYSE: OTL); and Tut Systems (NASDAQ: TUTS).

Mr. Higgerson was a Founding Partner of ComVentures and a General Partner with Vanguard Venture Partners. He has also served as a Managing Partner and Director of Research for Hambrecht & Quist, and as a Special Limited Partner and Director of the Communications Group for L.F. Rothschild, Unterberg, Towbin. He holds an MBA from the University of California at Berkeley, and a BS from the University of Illinois.

Mr. Arthur Wong is advisor and part-time CFO of Beijing Radio Cultural Transmission Company Limited (“Beijing Radio”). Prior to joining Beijing Radio, Mr. Wong served as CFO of Shanghai GreenTree Inns Hotel Management Group, Shanghai Nobao Renewable Energy and Henan Asia New-Energy. From 1982 to 2008, Mr. Wong spent 26 years at Deloitte, including in Hong Kong, San Jose and Beijing holding several positions including TMT (Technology, Media, Telecom) leader for northern China, national media sector leader, audit leader for northern China, lead partner for vc strategic partnership programs and representative of Deloitte.

In addition to his role at Beijing Radio, Mr. Wong serves as a board member and chairperson of the audit committee of the following companies: VisionChina Media Inc. (NASDAQ: VISN), China Automotive Systems, Inc. (NASDAQ: CAAS), Daqo New Energy Corp. (NYSE: DQ), Besunyen Holdings Company Limited (SEHK: 926) and Termbray Petro-king Oilfield Services Limited (SEHK: 2178). Mr. Wong is a member of the American Institute of Certified Public Accountants, the Hong Kong Institute of Certified Public Accountants and the Chartered Association of Certified Accountants. Mr. Wong holds a Bachelor of Science in Applied Economics from University of San Francisco and a Higher Diploma of Accountancy from The Hong Kong Polytechnic University.

For a more detailed summary of the material provisions of the second phase strategic investment as well as changes to the Company’s board of directors, please see the Company’s current report on Form 8-K that will be filed with the Securities and Exchange Commission on or before February 6, 2014 at www.sec.gov.

About YOU On Demand Holdings, Inc. (www.yod.com)

YOU On Demand (NASDAQ:YOD), is a leading multi-platform entertainment company delivering premium content, including leading Hollywood and China-produced movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal, Warner Bros., Miramax Films, Lionsgate and Magnolia Pictures, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

About C Media Limited (www.cmmobi.com)

Founded in 2004, C Media is a mobile internet company offering a variety of mobile video solutions and related value-added services through the networks of the PRC telecommunications operators including China Mobile, China Unicom and China Telecom. The company produces online community applications for video, music, movie and targeted marketing, and is dedicated to building an open mobile internet video platform. In 2007, it established a joint venture with China National Radio (CNR) offering mobile video services. In the last few years, the company has developed into a market leader with rich media contents and established distribution channels. In 2012 and 2011, the company ranked 3rd and 23rd in the winner lists of Deloitte Technology Fast50TM China, respectively; it was also ranked 6th and 133rd in the winner lists of Deloitte Technology Fast500TM Asia Pacific in the past two years.

C Media is headquartered in Beijing with more than 400 employees. It has wholly owned subsidiaries and branches in Shanghai, Tianjin, Wuhan, Chengdu, Xi’An, Harbin, Jinan, and Shenzhen. The company has received certifications for High and New Technology Enterprises, Software Enterprises, and ISO9001. It also holds the licenses and permits of Audio/Video Programs Dissemination via Information Networks, Value-added Service Business, Radio and Television Program Production, Internet Culture Operation, together with more than 40 software copyrights and patents.

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included herein are “forward-looking statements.” These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:
Jason Finkelstein	Robert Rinderman or Norberto Aja
YOU On Demand	JCIR – Investor Relations/Corporate Communications
212-206-1216	212-835-8500
jason.finkelstein@yod.com	YOD@jcir.com
@youondemand